Exhibit 99.1

FOR IMMEDIATE RELEASE

May 8, 2012

Interline Brands Announces First Quarter 2012 Sales and Earnings Results

Jacksonville, Fla. — May 8, 2012 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products, reported sales and earnings for the fiscal quarter ended March 30, 2012.

“We are pleased with our performance during the first quarter of 2012. In particular, we delivered our highest quarterly organic sales growth in our Facilities Maintenance end-market since the fourth quarter of 2007.  The strategic investments we made last year have provided us with strong momentum to start the year. In particular, the new sales hires within our multi-family housing business contributed to nearly double-digit organic sales growth in that market this quarter. Additionally, we continue to benefit from our CleanSource and Northern Colorado Paper acquisitions in the janitorial and sanitation space, where we have strengthened our leadership position in a stable and healthy end-market.  We are encouraged by our start to the year, and remain focused on our strategic imperatives that will drive profitable growth in 2012 and beyond,” commented Michael J. Grebe, Chairman and CEO.

First Quarter 2012 Performance

Sales for the quarter ended March 30, 2012 were $313.6 million, a 5.4% increase compared to sales of $297.4 million in the comparable 2011 period.  On an organic basis, sales increased 4.3% for the quarter.  The facilities maintenance end-market, which comprised 76% of sales, increased 7.8% during the first quarter, and 6.2% on an organic basis.  The professional contractor end-market, which comprised 14% of sales, increased 2.5% for the quarter.  The specialty distributor end-market, which comprised 10% of sales, decreased 5.4% for the quarter.

“The multi-family market continues to show signs of strength, and we are well positioned for growth with a broad and compelling product, technology and service offering.  In the institutional market, we are localizing even more inventory and leveraging our recent new sales hires to expand customer relationships and offer a broader product bundle across our market-leading brands.  Operationally, we are also beginning to see the benefits of scale within our cost structure as our growth rate increases,” commented Kenneth D. Sweder, Interline’s President and Chief Operating Officer.

Gross profit increased $4.7 million, or 4.2%, to $115.6 million for the first quarter of 2012, compared to $110.9 million for the first quarter of 2011.  As a percentage of net sales, gross profit decreased 40 basis points to 36.9% compared to 37.3% for the first quarter of 2011.

Selling, general and administrative (“SG&A”) expenses for the first quarter of 2012 increased $3.4 million, or 3.9%, to $91.5 million from $88.1 million for the first quarter of 2011.  As a percentage of net sales, SG&A expenses were 29.2% compared to 29.6% for the first quarter of 2011, an improvement of 40 basis points.

First quarter 2012 Adjusted EBITDA of $24.7 million, or 7.9% of sales, increased 6.1% compared to $23.3 million, or 7.8% of sales, in the first quarter of 2011.

Net income for the first quarter of 2012 increased $0.6 million to $7.5 million compared to $6.9 million in the comparable 2011 period.

Earnings per diluted share for the first quarter of 2012 were $0.23, an increase of 15% compared to earnings per diluted share of $0.20 for the first quarter of 2011.  Earnings per diluted share for the first quarter of 2011 included a $0.01 per diluted share charge associated with ongoing improvements to our distribution network.

Cash flow used in operating activities for the first quarter of 2012 was $7.3 million compared to cash flow provided by operating activities of $13.5 million for the first quarter of 2011, due to the timing of inventory investments to support sales growth.  First quarter 2012 free cash flow used was $10.6 million compared to free cash flow generated of $8.1 million in the first quarter of 2011.

Business Outlook

Mr. Grebe stated, “We remain encouraged by the improving fundamentals in our markets and the early success of our investments. We look to build on our momentum as market conditions continue to improve, and we realize the full benefits of our investments. We will continue to execute on our strategic imperatives and are committed to generating better growth and profitability as we further position ourselves as a premier broad-line MRO distributor.”

Conference Call

Interline will host a conference call on May 8, 2012 at 9:00 a.m. Eastern Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-855-859-2056 or 1-404-537-3406 and referencing Conference I.D. Number 72656521.  This recording will expire on May 22, 2012.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides broad-line MRO products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 30, 2012 AND DECEMBER 30, 2011

(in thousands, except share and per share data)

	March 30,	December 30,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$84,397	$97,099
Accounts receivable - trade (net of allowance for doubtful accounts of $5,740 and $6,457)	136,756	128,383
Inventories	227,885	221,225
Prepaid expenses and other current assets	21,042	26,285
Income taxes receivable	5,283	1,123
Deferred income taxes	15,446	16,738
Total current assets	490,809	490,853

Property and equipment, net	56,403	57,728
Goodwill	344,478	344,478
Other intangible assets, net	132,406	134,377
Other assets	9,390	9,022
Total assets	$1,033,486	$1,036,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$96,933	$109,438
Accrued expenses and other current liabilities	47,060	51,864
Accrued interest	8,205	2,933
Current portion of capital leases	635	669
Total current liabilities	152,833	164,904

Long-Term Liabilities:
Deferred income taxes	52,456	51,776
Long-term debt, net of current portion	300,000	300,000
Capital leases, net of current portion	578	726
Other liabilities	4,261	4,607
Total liabilities	510,128	522,013
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of March 30, 2012 and December 30, 2011	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 33,877,337 issued and 31,840,619 outstanding as of March 30, 2012 and 33,558,842 issued and 31,596,615 outstanding as of December 30, 2011	339	335
Additional paid-in capital	602,659	599,923
Accumulated deficit	(51,685)	(59,150)
Accumulated other comprehensive income	1,835	1,688
Treasury stock, at cost, 2,036,718 as of March 30, 2012 and 1,962,227 as of December 30, 2011	(29,790)	(28,351)
Total stockholders’ equity	523,358	514,445
Total liabilities and stockholders’ equity	$1,033,486	$1,036,458

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE MONTHS ENDED MARCH 30, 2012 AND APRIL 1, 2011

(in thousands, except share and per share data)

	March 30,	April 1,
	2012	2011

Net sales	$313,582	$297,417
Cost of sales	197,971	186,476
Gross profit	115,611	110,941

Operating Expenses:
Selling, general and administrative expenses	91,517	88,087
Depreciation and amortization	6,308	5,752
Total operating expenses	97,825	93,839
Operating income	17,786	17,102

Interest expense	(6,046)	(6,096)
Interest and other income	592	407
Income before income taxes	12,332	11,413
Provision for income taxes	4,867	4,530
Net income	$7,465	$6,883

Earnings Per Share:
Basic	$0.23	$0.21
Diluted	$0.23	$0.20

Weighted-Average Shares Outstanding:
Basic	31,807,491	33,356,472
Diluted	32,406,790	34,158,121

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 30, 2012 AND APRIL 1, 2011

(in thousands)

	March 30,	April 1,
	2012	2011
Cash Flows from Operating Activities:
Net income	$7,465	$6,883
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,308	5,752
Amortization of deferred lease incentive obligation	(200)	(195)
Amortization of debt issuance costs	349	337
Share-based compensation	1,169	1,265
Excess tax benefits from share-based compensation	(713)	(853)
Deferred income taxes	1,972	2,229
Provision for doubtful accounts	231	1,094
(Gain) loss on disposal of property and equipment	(36)	63
Other	(315)	(153)

Changes in assets and liabilities which provided (used) cash, net of businesses acquired:
Accounts receivable - trade	(8,571)	(6,851)
Inventories	(6,595)	(1,446)
Prepaid expenses and other current assets	5,246	10,966
Other assets	(53)	(128)
Accounts payable	(12,512)	(4,854)
Accrued expenses and other current liabilities	(2,807)	(7,997)
Accrued interest	5,271	5,188
Income taxes	(3,447)	1,863
Other liabilities	(20)	335
Net cash (used in) provided by operating activities	(7,258)	13,498
Cash Flows from Investing Activities:
Purchases of property and equipment, net	(3,321)	(5,427)
Proceeds from sales and maturities of short-term investments	—	100
Purchase of businesses, net of cash acquired	—	(9,496)
Net cash used in investing activities	(3,321)	(14,823)
Cash Flows from Financing Activities:
(Decrease) increase in purchase card payable, net	(2,128)	1,707
Repayment of 8 1/8% senior subordinated notes	—	(13,358)
Payment of debt issuance costs	—	(34)
Payments on capital lease obligations	(183)	(188)
Proceeds from stock options exercised	857	611
Excess tax benefits from share-based compensation	713	853
Purchases of treasury stock	(1,439)	(1,030)
Net cash used in financing activities	(2,180)	(11,439)
Effect of exchange rate changes on cash and cash equivalents	57	90
Net decrease in cash and cash equivalents	(12,702)	(12,674)
Cash and cash equivalents at beginning of period	97,099	86,981
Cash and cash equivalents at end of period	$84,397	$74,307

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$391	$252
Income taxes, net of refunds	$6,362	$630

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives	$—	$475
Contingent consideration associated with purchase of business	$—	$250

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE MONTHS ENDED MARCH 30, 2012 AND APRIL 1, 2011

(in thousands)

Free Cash Flow

	Three Months Ended
	March 30,	April 1,
	2012	2011
Net cash from operating activities	$(7,258)	$13,498
Less capital expenditures	(3,321)	(5,427)
Free cash flow	$(10,579)	$8,071

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended
	March 30,	April 1,
	2012	2011	% Variance
Net sales	$313,582	$297,417	5.4%
Less acquisitions:	(3,469)	—
Organic sales	$310,113	$297,417	4.3%

Daily sales:
Ship days	65	65
Average daily sales (1)	$4,824	$4,576	5.4%
Average organic daily sales (2)	$4,771	$4,576	4.3%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended
	March 30,	April 1,
	2012	2011
Net income (GAAP)	$7,465	$6,883
Interest expense	6,046	6,096
Interest income	(8)	(6)
Income tax provision	4,867	4,530
Depreciation and amortization	6,308	5,752
Adjusted EBITDA	$24,678	$23,255
Adjusted EBITDA margin	7.9%	7.8%

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.